Exhibit 99.1

FMC Corporation
1735 Market Street
Philadelphia, PA 19103
USA
News Release	215.299.6000
fmc.com

For Release: Immediate

FMC Media Contact: Jim Fitzwater - 215.299.6633
james.fitzwater@fmc.com
FMC Investor Relations Contact: Alisha Bellezza - 215.299.6119
ir@fmc.com
FMC Corporation Announces First Quarter 2014 Results and Maintains Outlook for 2014

First Quarter 2014 Highlights

•	Businesses performed largely as expected with growth in Health and Nutrition and Minerals; Agricultural Solutions impacted unfavorably by weather

•	Consolidated revenues up 3 percent to $942 million

•	Agricultural Solutions segment earnings down 26 percent

•	Health and Nutrition segment earnings up 17 percent

•	Minerals segment earnings up 27 percent

•	Consolidated adjusted earnings per share down 12 percent to $0.95 per diluted share

•	Full-year 2014 outlook reaffirmed for adjusted earnings of $4.35 to $4.55 per diluted share, a 15 percent increase compared to prior year at midpoint of range

PHILADELPHIA, May 6, 2014 - FMC Corporation (NYSE:FMC) today reported quarterly revenues of $942 million in the first quarter, a 3 percent increase over the same period in 2013. The company reported net income of $65.6 million, or $0.49 per diluted share, in the first quarter of 2014, compared to net income of $130.9 million, or $0.94 per diluted share, in the first quarter of 2013. First quarter results include charges of $61.3 million after tax, or $0.46 per diluted share, compared to charges of $18.1 million after tax, or $0.14 per diluted share, in the prior-year quarter. Excluding these items in both periods, adjusted earnings were $0.95 per diluted share, a decrease of 12 percent versus the prior-year quarter.

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Page 2/ FMC Corporation Announces First Quarter 2014 Results

Segment Results and Outlook
FMC Agricultural Solutions
First-quarter segment revenues for FMC Agricultural Solutions were $466.9 million, a decrease of 6 percent versus the prior-year quarter. First-quarter segment earnings were $120.1 million, a 26 percent decrease over the prior-year quarter. In North America, persistent cold weather throughout the quarter delayed demand for pre-emergent products, and in Brazil, dry conditions depressed production in sugarcane. Segment operating margin was lower compared to the prior-year quarter primarily due to unfavorable foreign exchange impacts, continued investment in sales, marketing and technical personnel and weather-related changes in product mix.
For the remainder of the year, multiple factors will contribute to delivering the expected mid-teens percent growth in full-year segment earnings over 2013. A recovery from delayed first quarter sales and a favorable crop mix toward soybeans in North America will drive greater demand for FMC’s herbicides compared to the previous planting season. In Latin America, larger cotton and soybean acres and increased sugarcane production in Brazil will contribute to greater growth in the second half of 2014. New product introductions and benefits from market access investments will also contribute to expected growth.
FMC Health and Nutrition
First-quarter segment revenues for FMC Health and Nutrition were $226.2 million, an increase of 18 percent versus the prior-year quarter. Segment earnings of $50.9 million were 17 percent higher than the prior-year quarter. Earnings growth was driven by demand for colloidal MCC and pharmaceutical binders and contributions from omega-3, partially offset by unfavorable foreign exchange impacts. In the quarter, the company received the required regulatory approvals for its new Seal Sands, U.K., plant and began commercial sales of new pharmaceutical grade omega-3 product lines.

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Page 3/ FMC Corporation Announces First Quarter 2014 Results

The company maintains its expectation of a full-year 2014 segment earnings increase of mid-teens percent versus 2013 driven by higher volumes in texture and stability solutions, omega-3s, natural colors and binder product lines.
FMC Minerals
First-quarter segment revenues for FMC Minerals were $248.7 million, an increase of 11 percent from the prior-year quarter. First-quarter segment earnings of $36.8 million were up 27 percent versus the prior-year quarter. As expected, revenue growth was driven in Alkali Chemicals by year-over-year improvements in Asian soda ash pricing and increased production volumes in the quarter. This was partially offset by headwinds primarily related to higher energy costs. Lithium manufacturing operations performed according to plan with higher production volumes meeting increased demand, especially in energy storage applications. In the quarter, Lithium’s operating margin continued to increase, reaching the low-teens percent, and it is expected to continue to improve in the remaining quarters of the year.
In the full year outlook for Alkali Chemicals, FMC is maintaining its approach of only including current contract prices when forecasting pricing improvements. Segment earnings in 2014 are expected to be up in the high-teens percent versus the previous year, primarily driven by improved Lithium operations, incremental soda ash volume increases and more favorable contractual soda ash pricing versus 2013.
Corporate and Other
Corporate and other expenses were $17.5 million, and interest expense, net, was $13.5 million. For the quarter, depreciation and amortization was $33.1 million and capital additions were $46.8 million. On March 31, 2014, gross consolidated debt was $1.8 billion, and debt, net of cash, was $1.7 billion.

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Page 4/ FMC Corporation Announces First Quarter 2014 Results

In the first quarter, the company announced a plan to separate into two independent, publicly-listed companies. FMC began initial preparations in the first quarter and remains on track to complete the separation in the first half of 2015.

Outlook
Pierre Brondeau, FMC president, CEO and chairman, said: “Overall, our businesses performed as expected in the first quarter and, despite the weather impacting our Agricultural Solutions business in the quarter, we are reaffirming our outlook for the full-year. We are confident that our new product innovations and strong customer relationships will deliver another record year in Agricultural Solutions. Health and Nutrition continues to experience demand growth in its core end markets that will be supplemented by growth in sales of omega-3 products. In FMC Minerals, both Alkali Chemicals and Lithium are performing well and delivering on their targets for both volumes and price.
“We announced our plan to separate into two publicly-traded companies as part of a long-term strategy to create additional value. We recognize that this process is complex, but we have already made good progress. We created a dedicated Program Management Office to execute the separation-related activities, allowing our businesses to remain focused solely on their operations while the separation takes place.”

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Page 5/ FMC Corporation Announces First Quarter 2014 Results

*****    *****    *****    *****    *****    *****    *****    *****    *****    *****
FMC Corporation is a diversified chemical company serving agricultural, industrial, environmental, and consumer markets globally for more than a century with innovative solutions, applications and quality products. In 2013, FMC had annual sales of approximately $3.9 billion. The company employs approximately 5,600 people throughout the world, and operates its businesses in three segments: FMC Agricultural Solutions, FMC Health and Nutrition, and FMC Minerals. For more information, visit www.FMC.com.

Safe Harbor Statement under the Private Securities Act of 1995: Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning specific factors described in FMC Corporation's 2013 Form 10-K and other SEC filings. Such information contained herein represents management's best judgment as of the date hereof based on information currently available. FMC Corporation does not intend to update this information and disclaims any legal obligation to the contrary. Historical information is not necessarily indicative of future performance.

FMC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except per share amounts)

	Three Months Ended
	March 31
	2014	2013
Revenue	$941.8	$910.7

Costs of sales and services	613.3	557.1

Gross margin	328.5	353.6

Selling, general and administrative expenses	119.4	121.9
Research and development expenses	26.1	28.0
Restructuring and other charges (income)	6.7	9.3
Business separation costs	3.0	—
Total costs and expenses	768.5	716.3
Income from operations	173.3	194.4
Equity in (earnings) loss of affiliates	—	0.3
Interest expense, net	13.5	10.5

Income from continuing operations before income taxes	159.8	183.6
Provision for income taxes	39.3	45.4
Income from continuing operations	120.5	138.2
Discontinued operations, net of income taxes	(50.1)	(3.2)
Net income	$70.4	$135.0
Less: Net income attributable to noncontrolling interests	4.8	4.1
Net income attributable to FMC stockholders	$65.6	$130.9

Amounts attributable to FMC stockholders:
Income from continuing operations, net of tax	$115.7	$134.1
Discontinued operations, net of tax	(50.1)	(3.2)
Net income	$65.6	$130.9
Basic earnings (loss) per common share attributable to FMC stockholders:
Continuing operations	$0.87	$0.97
Discontinued operations	(0.38)	(0.02)
Basic earnings per common share	$0.49	$0.95
Average number of shares used in basic earnings per share computations	133.1	137.1
Diluted earnings (loss) per common share attributable to FMC stockholders:
Continuing operations	$0.86	$0.96
Discontinued operations	(0.37)	(0.02)
Diluted earnings per common share	$0.49	$0.94
Average number of shares used in diluted earnings per share computations	134.3	138.1

Other Data:
Capital additions	$46.8	$25.6
Depreciation and amortization expense	$33.1	$28.6

FMC CORPORATION
SCHEDULE OF ADJUSTED EARNINGS FROM CONTINUING OPERATIONS (NON-GAAP)(2)
(Unaudited, in millions, except per share amounts)

	Three Months Ended
	March 31
	2014	2013
Revenue	$941.8	$910.7

Costs of sales and services	610.2	557.1

Gross margin	331.6	353.6

Selling, general and administrative expenses	115.2	109.2
Research and development expenses	26.1	28.0
Equity in (earnings) loss of affiliates	—	0.3

Total costs and expenses	751.5	694.6

Adjusted earnings from continuing operations, before interest, income taxes and noncontrolling interests (Non-GAAP) (1)	$190.3	$216.1

Interest expense, net	13.5	10.5
Adjusted earnings from continuing operations, before income taxes and noncontrolling interests	$176.8	$205.6

Provision for income taxes	45.1	52.5
Net income attributable to noncontrolling interests	4.8	4.1
Adjusted after-tax earnings from continuing operations, attributable to FMC stockholders (Non-GAAP) (2)	$126.9	$149.0

Diluted adjusted after-tax earnings from continuing operations per share, attributable to FMC stockholders	$0.95	$1.08
Average number of shares used in diluted adjusted after-tax earnings from continuing operations per share computations	134.3	138.1
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(1) Referred to as Adjusted Operating Profit.
(2) The Company believes that the Non-GAAP financial measure “Adjusted After-Tax Earnings from Continuing Operations, Attributable to FMC Stockholders”, and its presentation on a per share basis, provides useful information about the Company’s operating results to investors and securities analysts. Adjusted earnings excludes the effects of Corporate special charges and tax related adjustments. The Company also believes that excluding the effects of these items from operating results allows management and investors to compare more easily the financial performance of its underlying businesses from period to period. Additionally, the above schedule is presented in a format which reflects the manner in which we manage our business and is not in accordance with GAAP.

Please see the reconciliation of Non-GAAP financial measures to GAAP financial results.

FMC CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF NET INCOME ATTRIBUTABLE TO FMC STOCKHOLDERS (GAAP)
TO ADJUSTED AFTER-TAX EARNINGS FROM CONTINUING OPERATIONS,
ATTRIBUTABLE TO FMC STOCKHOLDERS (NON-GAAP)
(Unaudited, in millions, except per share amounts)

	Three Months Ended
	March 31
	2014	2013
Net income attributable to FMC stockholders (GAAP)	$65.6	$130.9
Corporate special charges (income):
Restructuring and other charges (income) (a)	6.7	9.3
Non-operating pension and postretirement charges (b)	4.2	12.7
Business separation costs (c)	3.0	—
Acquisition related charges (d)	3.1	—
Income tax expense (benefit) on Corporate special charges (income)	(5.8)	(8.1)
Discontinued operations, net of income taxes (e)	50.1	3.2
Tax adjustments (f)	—	1.0

Adjusted after-tax earnings from continuing operations attributable to FMC stockholders (Non-GAAP)	$126.9	$149.0

Diluted earnings per common share (GAAP)	$0.49	$0.94
Corporate special charges (income) per diluted share, before tax:
Restructuring and other charges (income)	0.05	0.07
Non-operating pension and postretirement charges	0.03	0.09
Business separation costs	0.02	—
Acquisition related charges	0.02	—
Income tax expense (benefit) on Corporate special charges (income), per diluted share	(0.03)	(0.05)
Discontinued operations per diluted share	0.37	0.02
Tax adjustments per diluted share	—	0.01

Diluted adjusted after-tax earnings from continuing operations per share, attributable to FMC stockholders (Non-GAAP)	$0.95	$1.08

Average number of shares used in diluted adjusted after-tax earnings from continuing operations per share computations	134.3	138.1
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(a) Three Months Ended March 31, 2014:
Restructuring and other charges (income) includes a charge of $4.9 million associated with a reorganization of our Health and Nutrition segment. Additionally, this amount includes charges associated with continuing environmental sites treated as a Corporate charge of $1.4 million. Remaining restructuring and other charges (income) includes net miscellaneous charges of $0.4 million.
Three Months Ended March 31, 2013:
Restructuring and other charges (income) primarily included a charge of $5.8 million associated with our Lithium restructuring within our FMC Minerals segment. Additionally, charges included amounts associated with continuing environmental sites treated as a Corporate charge of $1.0 million. Remaining restructuring and other charges (income) included net miscellaneous charges of $2.5 million.
(b) Our non-operating pension and postretirement costs are defined as those costs related to interest, expected return on plan assets, amortized actuarial gains and losses and the impacts of any plan curtailments or settlements. These costs are primarily related to changes in pension plan assets and liabilities which are tied to financial market performance and we consider these costs to be outside our operational performance. We exclude these non-operating pension and postretirement costs from our segments as we believe that removing them provides a better understanding of the underlying profitability of our businesses, provides increased transparency and clarity in the performance of our retirement plans and enhances period-over-period comparability. We continue to include the service cost and amortization of prior service cost in our Adjusted Earnings results noted above. We believe these elements reflect the current year operating costs to our businesses for the employment benefits provided to active employees.

(c) Business separation costs for the three months ended March 31, 2014 are associated with the separation of FMC Corporation into two independent public companies, announced on March 10, 2014.
(d) Charges for March 31, 2014 relate to the expensing of the inventory fair value step-up resulting from the application of purchase accounting associated with acquisitions completed in 2013. There were no charges for the three months ended March 31, 2013. On the condensed consolidated statements of income, these charges are included in “Costs of sales and services”.
(e) Discontinued operations includes our FMC Peroxygens business results as well as provisions, net of recoveries, for environmental liabilities and legal reserves and expenses related to previously discontinued operations. For the three months ended March 31, 2014 the balance includes the final divestiture charge associated with the sale of FMC Peroxygens business which was completed on February 28, 2014.
(f) The tax adjustments in the three months ended March 31, 2013 were primarily related to revisions to our tax liabilities associated with prior year tax matters. There are no tax adjustments for the three months ended March 31, 2014.

RECONCILIATION OF NET INCOME (GAAP) TO
ADJUSTED EARNINGS FROM CONTINUING OPERATIONS, BEFORE INTEREST AND INCOME TAXES
(NON-GAAP)
(Unaudited, in millions, except per share amounts)

	Three Months Ended
	March 31
	2014	2013
Net income (GAAP)	$70.4	$135.0
Restructuring and other charges (income)	6.7	9.3
Non-operating pension and postretirement charges	4.2	12.7
Business separation costs	3.0	—
Acquisition related charges	3.1	—
Discontinued operations, net of income taxes	50.1	3.2
Interest expense, net	13.5	10.5
Provision for income taxes	39.3	45.4
Adjusted earnings from continuing operations, before interest, income taxes and noncontrolling interests (Non-GAAP) (1)	$190.3	$216.1
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(1) Referred to as Adjusted Operating Profit.

FMC CORPORATION
INDUSTRY SEGMENT DATA
(Unaudited, in millions)

	Three Months Ended
	March 31
	2014	2013
Revenue
FMC Agricultural Solutions	$466.9	$495.2
FMC Health and Nutrition	226.2	191.9
FMC Minerals	248.7	224.6
Eliminations	—	(1.0)
Total	$941.8	$910.7
Income from continuing operations before income taxes
FMC Agricultural Solutions	120.1	163.3
FMC Health and Nutrition	50.9	43.7
FMC Minerals	36.8	29.0
Eliminations	—	(0.1)
Segment operating profit (a)	207.8	235.9
Corporate and other	(17.5)	(19.8)
Adjusted earnings from continuing operations, before interest, income taxes and noncontrolling interests (Non-GAAP)	$190.3	$216.1

Interest expense, net	(13.5)	(10.5)
Corporate special (charges) income:
Restructuring and other (charges) income (b)	(6.7)	(9.3)
Non-operating pension and postretirement charges (c)	(4.2)	(12.7)
Business separation charges (d)	(3.0)	—
Acquisition related charges (e)	(3.1)	—
Provision for income taxes	(39.3)	(45.4)
Discontinued operations, net of income taxes (f)	(50.1)	(3.2)
Net income attributable to noncontrolling interests	(4.8)	(4.1)
Net income attributable to FMC stockholders	$65.6	$130.9
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(a) Referred to as Segment Earnings.
(b) Three Months Ended March 31, 2014: Amounts related to FMC Health and Nutrition charges of $4.9 million, FMC Minerals charges of $0.1 million and Corporate charges of $1.7 million.
Three Months Ended March 31, 2013: Amounts related to FMC Agricultural Solutions charges of $0.6 million, FMC Health and Nutrition charges of $0.6 million, FMC Minerals charges of $5.8 million and Corporate charges of $2.3 million.
(c) See Note (b) to the schedule “Reconciliation of Net Income Attributable to FMC Stockholders (GAAP) to Adjusted After-Tax Earnings from Continuing Operations, Attributable to FMC Stockholders (Non-GAAP)” for further details on the components that make up this line item.
(d) See Note (c) to the schedule “Reconciliation of Net Income Attributable to FMC Stockholders (GAAP) to Adjusted After-Tax Earnings from Continuing Operations, Attributable to FMC Stockholders (Non-GAAP)” for further details on the components that make up this line item.
(e) See Note (d) to the schedule “Reconciliation of Net Income Attributable to FMC Stockholders (GAAP) to Adjusted After-Tax Earnings from Continuing Operations, Attributable to FMC Stockholders (Non-GAAP)” for further details on the components that make up this line item.
(f) See Note (e) to the schedule “Reconciliation of Net Income Attributable to FMC Stockholders (GAAP) to Adjusted After-Tax Earnings from Continuing Operations, Attributable to FMC Stockholders (Non-GAAP)” for further details on the components that make up this line item.

FMC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in millions)

	March 31, 2014	December 31, 2013
Cash and cash equivalents	$92.5	$123.2
Trade receivables, net	1,568.3	1,484.3
Inventories	702.8	688.4
Other current assets	176.0	236.8
Deferred income taxes	212.9	214.0
Current assets of discontinued operations held for sale	—	198.3
Total current assets	2,752.5	2,945.0

Property, plant and equipment, net	1,268.7	1,248.3
Goodwill	390.7	389.4
Deferred income taxes	100.8	91.4
Other long-term assets	578.0	561.1
Total assets	$5,090.7	$5,235.2

Short-term debt and current portion of long-term debt	$658.5	$697.8
Accounts payable, trade and other	380.2	475.2
Accrued customer rebates	290.4	203.7
Guarantees of vendor financing	56.7	27.9
Accrued pensions and other postretirement benefits, current	12.7	12.7
Other current liabilities	328.2	521.2
Current liabilities of discontinued operations held for sale	-	48.2
Total current liabilities	1,726.7	1,986.7

Long-term debt	1,154.0	1,154.1
Long-term liabilities	522.6	522.3
Equity	1,687.4	1,572.1
Total liabilities and equity	$5,090.7	$5,235.2

FMC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in millions)

	Three Months ended March 31
	2014	2013
Cash provided (required) by operating activities of continuing operations	$(85.3)	$(26.1)

Cash provided (required) by operating activities of discontinued operations	(11.5)	(18.4)

Cash provided (required) by investing activities of continuing operations	(76.4)	(46.6)

Cash provided (required) by investing activities of discontinued operations	200.0	(8.6)

Cash provided (required) by financing activities of continuing operations:
Net borrowings (repayments) under committed credit facilities	—	325.0
Increase (decrease) in short-term debt	(39.6)	(13.4)
Repayments of long-term debt	(0.7)	(0.3)
Proceeds from borrowings of long-term debt	—	0.4
Acquisitions of noncontrolling interests	—	(72.0)
Distributions to noncontrolling interests	(3.0)	(6.6)
Dividends paid	(18.0)	(18.7)
Repurchases of common stock under publicly announced program	—	(109.9)
Other repurchases of common stock	(4.0)	(6.4)
Excess tax benefits from share-based compensation	3.4	4.3
Issuances of common stock, net	5.2	2.9
Cash provided (required) by financing activities	(56.7)	105.3
Effect of exchange rate changes on cash	(0.8)	(0.1)
Increase (decrease) in cash and cash equivalents	(30.7)	5.5

Cash and cash equivalents, beginning of year	123.2	77.1

Cash and cash equivalents, end of period	$92.5	$82.6